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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of IRIDEX Corporation on Forms S-8 (File Nos. _______ and 333-4264) of our reports dated February 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of IRIDEX Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994 which reports are included in the Annual Report on Form 10-K.



                                        /s/  COOPERS & LYBRAND L.L.P.



San Jose, California
July 25, 1997